Exhibit 99.1

Gentherm Reports 2025 Second Quarter Results

Delivered Revenue of $375 Million, Including Quarterly Record for Automotive Climate and Comfort Solutions

Secured More Than $600 Million of Automotive New Business Awards in the Quarter; $1 Billion Year to Date

2025 Full Year Guidance Range Narrowed

NOVI, Michigan, July 24, 2025 -- Gentherm (NASDAQ:THRM), a global market leader of innovative thermal management and pneumatic comfort technologies, today announced its financial results for the second quarter ending June 30, 2025.

“The Gentherm team delivered second quarter results in line with our expectations, with adjusted EBITDA improving sequentially, and strong commercial performance. Our Automotive New Business Awards reached over $1 billion year-to-date as a result of our continued innovation, technology leadership, and strong customer relationships,” said Bill Presley, the Company's President and CEO.

Second Quarter Highlights

•
Secured Automotive New Business Awards totaling $620 million, including Ford’s next-generation F-Series truck platform and multiple awards for Puls.A™, our innovative pulsating massage solution.
•
Product revenues of $375.1 million decreased 0.2% from $375.7 million in the prior year. Excluding the impact of foreign currency translation, product revenues decreased 1.6%, with Automotive decreasing 1.5% and Medical decreasing 4.8%.
•
Automotive Climate and Comfort Solutions revenue increased 3.8% year over year, or 2.5% adjusting for the impact of foreign currency translation, outperforming S&P Global’s mid-July light vehicle production report in our relevant markets by 10 basis points, with strong performance in North America/Europe, weighed down by Asia.
•
Gross margin decreased 180 basis points year over year from 25.7% to 23.9%. The decrease was primarily driven by higher material costs, including unfavorable product mix, as well as higher labor costs and expenses related to our footprint realignment.
•
Net income was $0.5 million, a decrease from $18.9 million in the prior year, primarily driven by net unrealized foreign currency losses of $18.9 million.
•
Adjusted EBITDA was $45.9 million, or 12.2% of revenue, a decrease from $49.9 million, or 13.3% of revenue, in the prior year, primarily driven by lower gross margin.
•
GAAP diluted earnings per share was $0.02, compared to $0.60 in the prior year.
•
Adjusted diluted earnings per share was $0.54, compared to $0.66 in the prior year.
•
Maintained net leverage ~0.5x, flat year over year; liquidity up to $416 million.
•
Repurchased $10.0 million of the Company’s common stock.

Presley concluded, “Our focus remains on executing our strategic priorities, while driving operating efficiencies throughout the business. Market sentiment has improved, however we continue to take a measured approach in managing our operations given the level of uncertainty in the macro environment. We remain on track to accomplish our full year goals.”

Guidance

The Company’s guidance for full year 2025 as of July 24, 2025 is provided below¹:

	Previous April 24, 2025	Revised July 24, 2025
Product Revenues	$1.4B – $1.5B	$1.43B – $1.5B
Adjusted EBITDA Margin Rate	11.5% – 13%	11.7% – 12.5%
Full-year Adjusted Effective Tax Rate	26% – 29%	No change
Capital Expenditures	$70M – $80M	$55M – $65M

¹Guidance based on tariffs currently in effect as of today, our current forecast of customer orders and expectations of near-term conditions, flat to slightly decreasing light vehicle production in our relevant markets for full year 2025 versus 2024, and a EUR to USD exchange rate of $1.13/Euro. Does not contemplate the impact of recently enacted U.S. and German tax reform, which is currently under evaluation.

The Company provides various non-GAAP financial measures in this release. See “Use of Non-GAAP Measures” below for additional information, including definitions, usefulness for investors and limitations, as well reconciliations below to the most directly comparable GAAP financial measures.

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13754880.

A live webcast and one-year archived replay of the call, as well as a copy of the supplemental materials that will be used during the conference call, can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available approximately two hours after the call until 11:59 pm Eastern Time on August 7, 2025. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13754880.

Investor Contact
Gregory Blanchette
investors@gentherm.com
248.308.1702

Media Contact
Melissa Fischer
media@gentherm.com
248.289.9702

About Gentherm

Gentherm (NASDAQ: THRM) is a global market leader of innovative thermal management and pneumatic comfort technologies. Automotive products include Climate Control Seats (CCS®), Climate Control Interiors (CCI™), Lumbar and Massage Comfort Solutions, and Valve Systems. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities across 13 countries. In 2024, the company recorded annual sales of approximately $1.5 billion and secured $2.4 billion in automotive new business awards. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, third party information and projections from sources that management believes to be reputable, as well as other factors we consider appropriate under the circumstances. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

•
macroeconomic, geopolitical and similar global factors in the cyclical Automotive industry;
•
the impact of, and our ability to mitigate the effects of, global economic and trade policies, including increases in duties, tariffs and taxation on the import or export of our products related to U.S. trade disputes;
•
increasing U.S. and global competition, including with non-traditional entrants;
•
our ability to effectively manage new product launches and research and development, and the market acceptance of such products and technologies;
•
the evolution and challenges of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;
•
our ability to convert automotive new business awards into product revenues;
•
the constraints in the supply chain environment, and inflationary and other cost pressures;
•
the production levels of our major customers and OEMs in our relevant markets and sudden fluctuations in such production levels;
•
our business in China, which is subject to unique operational, competitive, geopolitical, regulatory and economic risks;
•
the impact of our global operations, including our global supply chain, operations within Ukraine, and foreign currency and exchange risk;
•
our product quality and safety and impact of product safety recalls and alleged defects in products;
•
our ability to attract and retain highly skilled employees and wage inflation;
•
a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, such as recent labor strikes among certain OEMs and suppliers;
•
our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;
•
our ability to execute efforts to optimize our global supply chain and manufacturing footprint, including opening new facilities and transferring production;
•
our ability to source, consummate, integrate and achieve planned benefits of strategic acquisitions, investments and, as applicable, exits;
•
any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks, including risks associated with use of artificial intelligence capabilities in our business operations;
•
any loss or insolvency of our key customers and OEMs, or key suppliers;
•
our ability to project future sales volume based on third-party information, based on which we manage our business;
•
the protection of our intellectual property in certain jurisdictions;
•
our compliance with global anti-corruption laws and regulations;
•
legal and regulatory proceedings and claims involving us or one of our major customers;

•
the extensive regulation of our patient temperature management business;
•
risks associated with our manufacturing processes;
•
the effects of climate change and catastrophic events, as well as regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;
•
our product quality and safety;
•
our borrowing availability under our revolving credit facility, as well ability to access the capital markets, to support our planned growth; and
•
our indebtedness and compliance with our debt covenants.

The foregoing risks should be read in conjunction with the Company's reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its strategies or expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding: adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”); Adjusted EBITDA margin; adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”); free cash flow; net capital expenditures (“net CAPEX”); Net Debt, liquidity; net leverage ratio (“net leverage”); revenue, segment revenue and product revenue excluding foreign currency translation and other specified gains and losses; and adjusted operating expenses, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock based compensation expenses, restructuring expenses, net, unrealized currency gain or loss and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by restructuring expenses, net, unrealized currency gain or loss and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Free Cash Flow as Net cash from operating activities less Purchases of property and equipment. The Company defines net CAPEX as Purchases of property and equipment less Proceeds from the sale of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines liquidity as the sum of cash and cash equivalents and availability under the Company’s revolving line of credit. The Company defines net leverage as Net Debt divided by Adjusted EBITDA for the trailing four fiscal quarters. The Company defines revenue, segment revenue or product revenue excluding foreign currency translation and other specified gains and losses as such revenue, excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates and excluding the other items specified. The Company defines adjusted operating expenses as operating expenses excluding related non-cash stock based compensation, restructuring expenses, net, and other gains and losses not reflective of the Company’s ongoing operations.

The Company’s reconciliations are included in this release or can be found in the supplemental materials on the Company’s website.

In evaluating its business, the Company considers and uses Free Cash Flow, Net Debt, net leverage and liquidity as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results and therefore enhance the comparability of the Company's results and provide additional information for analyzing trends in the business. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. The Company has not reconciled the non-GAAP forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Product revenues	$375,090	$375,683	$728,944	$731,698
Cost of sales	285,328	278,982	552,717	546,244
Gross margin	89,762	96,701	176,227	185,454
Operating expenses:
Net research and development expenses	22,558	21,861	46,774	44,606
Selling, general and administrative expenses	41,087	39,410	79,565	80,131
Restructuring expenses, net	2,108	2,442	6,622	9,680
Loss on sale of land and building, net	—	—	2,196	—
Total operating expenses	65,753	63,713	135,157	134,417
Operating income	24,009	32,988	41,070	51,037
Interest expense, net	(4,043)	(4,002)	(7,598)	(7,246)
Foreign currency (loss) gain	(17,432)	(282)	(27,730)	2,267
Other (loss) income	—	(284)	(1,124)	689
Earnings before income tax	2,534	28,420	4,618	46,747
Income tax expense	2,057	9,544	4,269	13,086
Net income	$477	$18,876	$349	$33,661
Basic earnings per share	$0.02	$0.60	$0.01	$1.07
Diluted earnings per share	$0.02	$0.60	$0.01	$1.06
Weighted average number of shares – basic	30,600	31,534	30,687	31,539
Weighted average number of shares – diluted	30,652	31,710	30,781	31,714

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024 (a)	% Change	2025	2024 (a)	% Change
Climate Control Seats	$200,020	$199,766	0.1%	$391,173	$391,815	(0.2)%
Lumbar and Massage Comfort Solutions	52,530	45,869	14.5%	97,843	84,120	16.3%
Climate Control Interiors	49,585	47,031	5.4%	94,926	91,429	3.8%
Climate and Comfort Electronics	5,906	4,157	42.1%	13,621	8,383	62.5%
Automotive Climate and Comfort Solutions	308,041	296,823	3.8%	597,563	575,747	3.8%
Valve Systems	25,143	29,267	(14.1)%	48,316	55,892	(13.6)%
Other Automotive	30,668	37,912	(19.1)%	59,847	77,001	(22.3)%
Subtotal Automotive segment	363,852	364,002	(0.0)%	705,726	708,640	(0.4)%
Medical segment	11,238	11,681	(3.8)%	23,218	23,058	0.7%
Total Company	$375,090	$375,683	(0.2)%	$728,944	$731,698	(0.4)%

Foreign currency translation impact (b)	5,514	—		93	—
Total Company, excluding foreign currency translation impact	$369,576	$375,683	(1.6)%	$728,851	$731,698	(0.4)%

(a) Prior period product categories have been recast to conform with the current period presentation. See "Revenue by Product Category Historical Recast" table below for additional information.

(b) Foreign currency translation impacts for the Automotive segment and Medical segment were $5,396 and $117 respectively, for the three months ended June 30, 2025. Foreign currency translation impacts for Automotive Climate and Comfort Solutions were $3,916 for the three months ended June 30, 2025. Foreign currency translation impacts for the Automotive segment and Medical segment were $44 and $49 respectively, for the six months ended June 30, 2025. Foreign currency translation impacts for Automotive Climate and Comfort Solutions were $(355) for the six months ended June 30, 2025.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

AND ADJUSTED EBITDA MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$477	$18,876	$349	$33,661
Add back:
Depreciation and amortization	13,058	12,811	25,846	26,391
Income tax expense	2,057	9,544	4,269	13,086
Interest expense, net	4,043	4,002	7,598	7,246
Adjustments:
Non-cash stock based compensation	3,992	3,610	6,589	7,407
Restructuring expenses, net	2,108	2,442	6,622	9,680
Unrealized currency loss (gain)	18,877	(497)	28,484	(2,353)
Loss on sale of land and building, net	—	—	2,196	—
Leadership transition expenses	1,260	—	2,158	—
Non-automotive electronics inventory benefit	—	(712)	—	(1,772)
Other (a)	25	(203)	1,127	69
Adjusted EBITDA	$45,897	$49,873	$85,238	$93,415

Product revenues	$375,090	$375,683	$728,944	$731,698
Net income margin	0.1%	5.0%	0.0%	4.6%
Adjusted EBITDA margin	12.2%	13.3%	11.7%	12.8%

(a) Includes a $1,294 write-down of an equity investment for the six months ended June 30, 2025.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

AND ADJUSTED EARNINGS PER SHARE

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$477	$18,876	$349	$33,661
Amortization of acquisition related intangibles	1,638	1,584	3,197	3,189
Restructuring expenses, net	2,108	2,442	6,622	9,680
Unrealized currency loss (gain)	18,877	(497)	28,484	(2,353)
Loss on sale of land and building, net	—	—	2,196	—
Leadership transition expenses	1,260	—	2,158	—
Non-automotive electronics inventory benefit	—	(712)	—	(1,772)
Other	25	(203)	1,127	69
Tax effect of above	(7,709)	(454)	(11,840)	(1,851)
Adjusted net income	$16,676	$21,036	$32,293	$40,623

Weighted average shares outstanding:
Basic	30,600	31,534	30,687	31,539
Diluted	30,652	31,710	30,781	31,714

Earnings per share, as reported:
Basic	$0.02	$0.60	$0.01	$1.07
Diluted	$0.02	$0.60	$0.01	$1.06

Adjusted earnings per share:
Basic	$0.54	$0.67	$1.05	$1.29
Diluted	$0.54	$0.66	$1.05	$1.28

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in thousands, except share data)

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$128,297	$134,134
Accounts receivable, net	294,719	258,112
Inventory:
Raw materials	130,029	137,511
Work in process	40,466	19,059
Finished goods	77,889	70,786
Inventory, net	248,384	227,356
Other current assets	87,415	64,413
Total current assets	758,815	684,015
Property and equipment, net	262,419	252,970
Goodwill	108,891	99,603
Other intangible assets, net	56,076	57,251
Operating lease right-of-use assets	59,510	43,954
Deferred income tax assets	78,336	75,041
Other non-current assets	37,354	34,722
Total assets	$1,361,401	$1,247,556
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$254,133	$226,815
Current lease liabilities	9,913	7,517
Current maturities of long-term debt	146	137
Other current liabilities	112,733	105,824
Total current liabilities	376,925	340,293
Long-term debt, less current maturities	209,000	220,064
Non-current lease liabilities	51,135	37,052
Pension benefit obligation	3,906	4,017
Other non-current liabilities	20,690	29,183
Total liabilities	$661,656	$630,609
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 30,519,826 and 30,788,639 issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	2,049
Paid-in capital	1,590	4,290
Accumulated other comprehensive income (loss)	2,005	(85,193)
Accumulated earnings	696,150	695,801
Total shareholders’ equity	699,745	616,947
Total liabilities and shareholders’ equity	$1,361,401	$1,247,556

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating Activities:
Net income	$349	$33,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,089	26,733
Deferred income taxes	(12,202)	4,365
Stock based compensation	6,604	7,392
Loss on disposition of property and equipment	2,444	(42)
Provisions for inventory	3,213	793
Other non-cash items, including unrealized foreign currency (gain) loss	31,364	(863)
Changes in assets and liabilities:
Accounts receivable, net	(23,690)	(14,310)
Inventory	(13,430)	(12,338)
Other assets	(23,102)	(36,874)
Accounts payable	20,522	8,436
Other liabilities	13,540	9,871
Net cash provided by operating activities	31,701	26,824
Investing Activities:
Purchases of property and equipment	(23,728)	(30,704)
Proceeds from the sale of property and equipment	3,745	81
Proceeds from deferred purchase price of factored receivables	744	6,208
Cost of technology investments	(590)	(265)
Net cash used in investing activities	(19,829)	(24,680)
Financing Activities:
Borrowings on debt	52,000	35,000
Repayments of debt	(63,076)	(35,420)
Proceeds from the exercise of Common Stock options	—	2,763
Taxes withheld and paid on employees' stock based compensation	(1,238)	(2,417)
Cash paid for the repurchase of Common Stock	(10,015)	(21,703)
Net cash used in financing activities	(22,329)	(21,777)
Foreign currency effect	4,620	(6,574)
Net decrease in cash and cash equivalents	(5,837)	(26,207)
Cash and cash equivalents at beginning of period	134,134	149,673
Cash and cash equivalents at end of period	$128,297	$123,466
Supplemental disclosure of cash flow information:
Cash paid for taxes	$12,843	$12,300
Cash paid for interest	6,757	6,723

GENTHERM INCORPORATED

OTHER NON-GAAP RECONCILIATIONS

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total operating expenses	$65,753	$63,713	$135,157	$134,417
Restructuring expense, net	(2,108)	(2,442)	(6,622)	(9,680)
Non-cash stock based compensation	(3,883)	(3,519)	(6,232)	(7,009)
Leadership transition expenses	(1,260)	—	(2,158)	—
Loss on sale of land and building, net	—	—	(2,196)	—
Other	—	—	—	(840)
Adjusted operating expenses	$58,502	$57,752	$117,949	$116,888

	June 30, 2025	June 30, 2024
Cash and cash equivalents	$128,297	$123,466
Revolving line of credit availability	287,970	278,000
Total liquidity	$416,267	$401,466

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY HISTORICAL RECAST

(Dollars in thousands)

(Unaudited)

Product categories have been modified, and prior-period amounts have been recast to conform with the current period presentation. Climate Control Seats (CCS) includes CCS Heat (previously Seat Heaters), CCS Vent/CCS Active Cool (previously CCS) and CCS Neck Conditioners (previously included in Other Automotive). Climate Control Interiors (CCI) includes CCI Steering Wheel Heat and CCI Interior Heat (previously included in Other Automotive). Other Automotive includes Automotive Cables, Battery Performance Solutions, non-automotive electronics and contract manufacturing electronics (previously classified as Electronics).

The table below shows the prior period amounts on a quarterly basis for the years 2023 and 2024 recast to conform with the current presentation:

	2023
	Q1	Q2	Q3	Q4	Full Year
Climate Control Seats	$193,395	$199,780	$201,221	$203,192	$797,588
Climate Control Interiors	42,947	46,084	45,398	43,547	177,976
Lumbar and Massage Comfort Solutions	38,738	37,604	33,260	35,321	144,923
Climate and Comfort Electronics	3,539	2,277	2,842	4,202	12,860
Automotive Climate and Comfort Solutions	278,619	285,745	282,721	286,262	1,133,347
Valve Systems	26,994	27,692	27,830	23,746	106,262
Other Automotive	47,079	48,096	44,231	43,937	183,343
Subtotal Automotive segment	352,692	361,533	354,782	353,945	1,422,952
Medical segment	10,933	10,790	11,413	12,988	46,124
Total Company	$363,625	$372,323	$366,195	$366,933	$1,469,076

	2024
	Q1	Q2	Q3	Q4	Full Year
Climate Control Seats	$192,049	$199,766	$189,898	$189,597	$771,310
Climate Control Interiors	44,398	47,031	49,283	46,260	186,972
Lumbar and Massage Comfort Solutions	38,251	45,869	48,970	45,494	178,584
Climate and Comfort Electronics	4,226	4,157	4,883	4,097	17,363
Automotive Climate and Comfort Solutions	278,924	296,823	293,034	285,448	1,154,229
Valve Systems	26,625	29,267	26,082	23,082	105,056
Other Automotive	39,089	37,912	39,688	30,304	146,993
Subtotal Automotive segment	344,638	364,002	358,804	338,834	1,406,278
Medical segment	11,377	11,681	12,708	14,080	49,846
Total Company	$356,015	$375,683	$371,512	$352,914	$1,456,124